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                                                                    Exhibit 10.9

                             ABERCROMBIE & FITCH CO.
                   2003 STOCK PLAN FOR NON-ASSOCIATE DIRECTORS

1.       PURPOSE

The purpose of the Abercrombie & Fitch Co. 2003 Stock Plan for Non-Associate Directors (the "Plan") is to promote the interests of Abercrombie & Fitch Co. (the "Company") and its stockholders by allowing the Company to attract and retain the services of outstanding non-associate directors upon whose judgment, interest and special efforts the successful conduct of the Company's business is largely dependent and to encourage the highest level of participation by such directors. The Plan is expected to contribute to the attainment of these objectives by increasing the proprietary interest of the non-associate directors in the growth and performance of the Company through the grant to such directors of options to purchase shares of Class A Common Stock, par value $0.01 per share ("Shares"), of the Company, the grant to such directors of Shares which are restricted as provided in Section 6 of this Plan ("Restricted Shares") and the grant to such directors of stock units, each representing the right to receive one Share, as described in Section 7 of this Plan ("Stock Units").

2.       ADMINISTRATION

The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan; to establish, amend and rescind any rules and regulations relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. Each of the Chief Operating Officer, the Chief Financial Officer and the Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.       ELIGIBILITY

The class of individuals eligible to receive grants of options, Restricted Shares and Stock Units (collectively, "Awards") under the Plan, shall be directors of the Company who are not associates of the Company or any of its affiliates ("Eligible Directors"). Any holder of an Award granted under the Plan shall hereinafter be referred to as a "Participant".

4.       SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 9, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 550,000 Shares. Any Shares distributable in respect of "Eligible Compensation" allocated to the accounts of Eligible Directors under the Abercrombie & Fitch Co. Directors' Deferred Compensation Plan on or after the Effective Date of this Plan shall also be deemed to have been delivered under this Plan. The Shares to be delivered under the Plan may consist of either Shares currently held or Shares subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

(b) In the event that prior to the date the Plan shall terminate in accordance with Section 12, any Award granted under the Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Shares, or any Restricted Shares are forfeited back to the Company, then the Shares subject to such Award may be made available for subsequent Awards under the terms of the Plan. To the extent that any Shares covered by an Award are not delivered

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to a Participant or beneficiary because the Award is settled in cash or used to satisfy any applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. If the exercise price of any option granted under the Plan is satisfied by tendering already owned Shares to the Company (either by actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.

5.       GRANT, TERMS AND CONDITIONS OF OPTIONS

(a) On the first business day of each of the second fiscal quarter and the fourth fiscal quarter of each fiscal year of the Company, beginning after the Effective Date, each individual then serving as an Eligible Director shall be granted an option to purchase 2,500 Shares. Each option granted in accordance with this Section 5(a) shall vest and become exercisable in full on the first anniversary of the date of grant, provided the holder of such option is an Eligible Director on such anniversary.

(b) The Board may from time to time grant options under the Plan to the Eligible Directors, in addition to those nondiscretionary options granted in accordance with Section 5(a) of this Plan, subject to such restrictions, conditions and other terms as the Board may determine. The Board shall have the authority to determine the Eligible Director(s) to whom a discretionary option is to be granted, the date of grant of each such option, the number of Shares covered by each such option and the date or dates when each such option shall become exercisable.

(c) The options granted under this Plan shall be nonstatutory stock options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall have the following terms and conditions:

(i) Exercise Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the "closing price" of the Shares as reported on the principal exchange on or through which the Shares are listed or traded for the date in question, or if there were no sales of the Shares on such date, the most recent prior date on which there were sales.

(ii) Payment for Options. Options may be exercised by a Participant by giving written notice to any individual or individuals designated from time to time by the Board stating the number of Shares with respect to which the option is being exercised and tendering payment therefor. The Board shall develop procedures through which a Participant may pay an option's exercise price, including tendering Shares the Participant already owns, either by actual delivery of the previously acquired Shares or by attestation, valued at the Fair Market Value of the Shares on the exercise date, as partial or full payment of the exercise price.

(iii) Term of Options. Once vested and exercisable, each option granted to a Participant under the Plan shall remain exercisable until the earlier of (1) the tenth anniversary of the date of grant and (2) the expiration of the applicable period described in paragraph (iv) and Sections 5(d) and 5(e) below.

(iv) Termination of Service as Eligible Director. Upon termination of a Participant's service as a director of the Company for any reason other than death or total disability, all outstanding options held by such Participant, to the extent then vested and exercisable, shall remain exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a director of the Company; provided that in no event shall any option remain exercisable beyond the period provided for in paragraph (iii) above.

(v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of by a Participant otherwise than by will

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or the laws of descent and distribution, and during the lifetime of the
Participant to whom an option is granted, it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code or any successor provision.

(vi) Option Agreement. Each option granted under this Plan shall be evidenced by an agreement with the Company which shall contain the terms and conditions of the option and shall otherwise be consistent with the provisions of this Plan.

(d) Death of Participant. If a Participant should die while serving as a director of the Company, all outstanding options held by such Participant (whether or not then exercisable by their terms) shall become immediately vested and exercisable in full by the Participant's estate or by the person who acquires the right to exercise such options upon the Participant's death by bequest or inheritance. Such exercise may occur at any time within one year after the date of the Participant's death; provided that in no event shall any option of a deceased Participant remain exercisable beyond the period provided for in paragraph (iii) of Section 5(c) of this Plan.

(e) Total Disability of Participant. If a Participant's service as a director of the Company ceases as a result of the Participant's becoming totally disabled, all outstanding options held by such Participant (whether or not then exercisable by their terms) shall become immediately vested and exercisable in full. Such exercise may occur at any time within one year after the Participant has been determined to be totally disabled; provided that in no event shall any option of a totally disabled Participant remain exercisable beyond the period provided for in paragraph (iii) of Section 5(c) of this Plan. A Participant shall be considered to be totally disabled for purposes of this Plan if the Participant has been unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity for a period of 180 days after the commencement of such impairment and such condition, in the opinion of a physician selected by the Company and reasonably acceptable to the Participant or the Participant's legal representative, is total and permanent.

(f) Change of Control. Upon the occurrence of a Change of Control, all outstanding options held by Participants (whether or not then exercisable by their terms) shall become immediately vested and exercisable in full. For purposes of this Plan, the term "Change of Control" shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule or regulation. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities and such person would be deemed an "Acquiring Person" for purposes of the Rights Agreement dated as of July 16, 1998, as amended (the "Rights Agreement"), to which the Company and National City Bank, as successor Rights Agent, are parties; or (ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning

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power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined in this Plan; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

6.       GRANT, TERMS AND CONDITIONS OF RESTRICTED SHARES

(a) The Board may from time to time grant Restricted Shares under the Plan to Eligible Directors, subject to such restrictions, conditions and other terms as the Board may determine. At the time a grant of Restricted Shares is made, the Board shall determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the Restricted Shares shall vest and no longer be subject to forfeiture to the Company. The Board may, in its discretion, at the time a grant of Restricted Shares is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period.

(b) The Restricted Shares granted under this Plan shall have the following terms and conditions:

(i) Nontransferability of Restricted Shares. Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of during the applicable Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares. Notwithstanding the foregoing, Restricted Shares may be transferred pursuant to a qualified domestic relations order, as defined in
Section 414(p) of the Code or any successor provision.

(ii) Termination of Service as Eligible Director. Any Restricted Shares granted to a Participant pursuant to this Plan shall be forfeited if the Participant terminates service as a director of the Company for any reason other than death or total disability prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Chief Operating Officer, the Chief Financial Officer or the Secretary of the Company shall cause the Restricted Shares that are forfeited to the Company to be either cancelled or retained as treasury Shares. If a Participant shall die while serving as a director or if a Participant's service as a director of the Company ceases as a result of the Participant's becoming totally disabled, all restrictions and conditions applicable to the Restricted Shares held by the Participant shall immediately lapse.

(iii) Change of Control. Upon the occurrence of a Change of Control, all restrictions and conditions applicable to the Restricted Shares held by Participants shall immediately lapse.

(iv) Award Agreement. Each grant of Restricted Shares under this Plan shall be evidenced by an agreement with the Company which shall contain the terms and conditions of the Restricted Shares and shall otherwise be consistent with the provisions of this Plan.

(c) If the Board deems it necessary or appropriate, the Company may issue, in the name of each Participant to whom Restricted Shares have been granted, one or more stock certificates representing the total number of Restricted Shares granted to the Participant; provided that such stock certificates bear an appropriate legend or other restriction on transfer. The Chief Operating Officer, the Chief Financial Officer or the Secretary of the Company shall hold such stock certificates, properly endorsed for transfer, for the Participant's benefit until such time as the Restricted Shares are forfeited to the Company, or the applicable Restricted Period expires and any other conditions applicable to the Restricted Shares are satisfied.

(d) Holders of Restricted Shares shall not have the right to vote such Restricted Shares or the right to receive any dividends with respect to such Restricted Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any split-up, distribution, combination of shares, or other similar transaction affecting the Shares, shall be subject to the

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restrictions of this Section 6.

(e) Upon the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for or other appropriate documentation evidencing the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Eligible Director or the Eligible Director's beneficiary or estate, as the case may be.

7.       GRANT, TERMS AND CONDITIONS OF STOCK UNITS

(a) On the first business day of each fiscal year of the Company, beginning after the Effective Date, each individual then serving as an Eligible Director shall be granted Stock Units representing the right to receive that number of Shares which shall be equal to the number determined by dividing (i) $60,000 by
(ii) the average of the closing sale price of a Share on the principal exchange on or through which the Shares are then listed or traded, during the period of 20 trading days immediately preceding the date of grant of the Stock Units (each trading day being a day on which actual trades of Shares occur). Each Stock Unit shall represent the right to receive one Share. Each Stock Unit granted in accordance with this Section 7(a) shall vest in full on the first anniversary of the date of grant, provided the holder of such Stock Unit is an Eligible Director on such anniversary, and the Share covered thereby deliverable to the holder of the Stock Unit as soon as reasonably practicable after the vesting date.

(b) The Board may from time to time grant Stock Units under the Plan to Eligible Directors, in addition to those nondiscretionary Stock Units granted in accordance with Section 7(a) of the Plan, representing the right to receive one Share of the Company in respect of each Stock Unit so granted. At the time a grant of a Stock Unit is made, the Board shall determine the conditions under which such Stock Unit shall vest and the Share covered thereby delivered to the holder of the Stock Unit.

(c) The Stock Units granted under this Plan shall have the following terms and conditions:

(i) Nontransferability of Stock Units. No Stock Units may be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of by a Participant otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, Stock Units may be transferred pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code or any successor provision.

(ii) Termination of Service as Eligible Director. Upon termination of a Participant's service as a director of the Company for any reason other than death or total disability, all outstanding Stock Units held by such Participant which shall not have vested shall be forfeited by the Participant.

(iii) Death of Participant. If a Participant should die while serving as a director of the Company, all outstanding Stock Units held by such Participant (whether or not then vested by their terms) shall become immediately vested in full and the Shares subject thereto deliverable to the Participant's estate or the person who acquires the right to receive such Shares upon the Participant's death by bequest or inheritance.

(iv) Total Disability of Participant. If a Participant's service as a director of the Company ceases as a result of the Participant's becoming totally disabled, all outstanding Stock Units held by such Participant (whether or not then vested by their terms) shall become immediately vested in full and the Shares subject thereto deliverable to the Participant.

(v) Change of Control. Upon the occurrence of a Change of Control, all outstanding Stock Units held by Participants (whether or not then vested by their terms) shall become immediately vested in full and the Shares subject thereto deliverable to the Participants.

(vi) Award Agreement. Each Stock Unit granted under this Plan shall be evidenced by an

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agreement with the Company which shall contain the terms and conditions of the
Stock Unit and shall otherwise be consistent with the provisions of this Plan.

8.       TAX WITHHOLDING

(a) The Company shall withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements on any Award under the Plan, exercise or cancellation of an Award or purchase of Shares. If any such amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer the issuance of Shares until the earlier of:

(i)      Thirty days after the settlement date; or

(ii)     The date the Participant remits the required amount.

(b) If the Company has been unable to satisfy any tax withholding obligation which the Company may have pursuant to Section 8(a) above, in its discretion, the Board may allow a Participant to elect, subject to conditions the Board establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

(i) By having Shares otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

(ii)     By delivering to the Company previously acquired Shares;

(iii)    By remitting cash to the Company; or

(iv)     By remitting a personal check immediately payable to the Company.

9.       ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting the Shares, the Board shall appropriately adjust (a) the aggregate number of Shares available for Awards under the Plan or subject to outstanding Awards, (b) the respective exercise price, number of Shares and other limitations applicable to outstanding or subsequently issuable Awards, and (c) any other factors, limits or terms affecting any outstanding or subsequently issuable Awards.

10.      PLAN AMENDMENT AND TERMINATION

The Board may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Exchange Act, or any successor rule or regulation; (b) applicable requirements of the Code; or (c) the rules of any exchange on or through which the Shares are then listed or traded. If the Plan is terminated, the terms of the Plan, notwithstanding such termination, shall continue to apply to Awards granted prior to such termination. No termination, suspension or amendment of the Plan may, without the consent of the Participant to whom an Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

11.      APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals of any governmental agencies or exchanges as may be required. Notwithstanding the foregoing, no Shares shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Shares issued under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the

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Shares are then listed or traded, or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 11 or other provisions of the Plan.

12.      EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective on the date of the adoption of the Plan by the Board ("Effective Date"). Subject to the provisions of Section 10, the Plan shall continue until the tenth anniversary of the Effective Date unless the Plan is terminated by exhaustion of the Shares available for issuance under the Plan.

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